Exhibit 24.1

POWER OF ATTORNEY

I hereby constitute and appoint each of John DiCerbo, Fred Neary and Monique Horton, signing singly, my true and lawful attorney-in-fact to:

(1)

execute on my behalf any Schedule 13D or Schedule 13G, and any amendments thereto (each, a “Section 13 Report”) in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Act”) and the rules promulgated thereunder;

(2)

do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any Section 13 Report and joint filing agreement, and timely file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each attorney-in-fact hereunder full power and authority to do and perform any and every act and thing whatsoever necessary or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

I acknowledge that this Power of Attorney does not relieve me of my responsibilities to comply with Section 13 of the Act and the attorneys-in-fact, in serving in such capacity at my request, are not assuming any of my responsibilities to comply with Section 13 of the Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Section 13 Reports unless I earlier revoke it in a signed writing delivered to the attorneys-in-fact.

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IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 6th day of, April 2026.

Vance Spencer
/s/ Vance Spencer